EXHIBIT 4.01

September 29, 2008

Sheila & William Steiner

2600 Island Boulevard — Unit 2006
Aventura, FL 33160

RE:	Lease dated September 9, 2005 for 290 NE 68th Street, 297 NE 67th Street and 277 NE 67th Street, Miami, FL

Dear Sheila and William:

This letter is to confirm that Steiner-Atlantic Corp is exercising its option under Section 23 of the above captioned Lease to renew the Lease for another 36-month period commencing November 1, 2008 and ending on October 31, 2011.

Please confirm that you have received a copy of this letter by signing below.

If you have any questions, feel free to contact me.

Very truly yours,

/s/ Michael S. Steiner

Michael S. Steiner

President

RECEIVED BY:

/s/ William K. Steiner

William K. Steiner

/s/ Sheila Steiner

Sheila Steiner

STEINER-ATLANTIC CORP.

MAILING ADDRESS: PO.BOX 380578 - MIAMI, FLORIDA 33238-0578
DADE: 305/754-4551 - TOLL FREE: 1-800/333-8883

FAX: 305/751-8390 – WEBBSITE: WWW.STEINERATLANTIC.COM

OFFICE & SHOWROOM: 290 N.E. 68TH STREET - MIAMI, FLORIDA 3313I3-5567